UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

VALVOLINE INC.

(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3499 Blazer Parkway

Lexington, KY 40509

(Address of Principal Executive Offices)

(859) 357-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2016, Valvoline Inc. (“Valvoline”) and Ashland Global Holdings Inc. (“Ashland”) announced the closing of the initial public offering of 34,500,000 shares, including the underwriters’ full exercise of their option to purchase 4,500,000 shares to cover over-allotments, of Valvoline common stock, at a public offering price of $22.00 per share (the “IPO”). Prior to the IPO, Valvoline was a wholly-owned subsidiary of Ashland. Ashland continues to hold 170,000,000 shares of Valvoline common stock, which, following the completion of the IPO, represents approximately 83% of the economic interest in and voting power of Valvoline’s common stock.

In connection with the IPO, Valvoline and Ashland have entered into certain agreements that govern various interim and ongoing relationships between the parties. These agreements, the material terms of which are summarized below, include a separation agreement, a transition services agreement, a reverse transition services agreement, a tax matters agreement, a registration rights agreement and an employee matters agreement. Each of these agreements is described in detail in, and forms of these agreements have been filed as exhibits to, Valvoline’s Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-211720) and the final agreements will be filed as exhibits to Valvoline’s Annual Report on Form 10-K for the year ending September 30, 2016.

Separation Agreement

On September 22, 2016, Valvoline entered into a separation agreement with Ashland to facilitate the separation of Valvoline and Ashland into two separate companies (the “Separation”). The separation agreement sets forth the agreements between Valvoline and Ashland regarding the principal actions to be taken in connection with the Separation. It also sets forth other agreements that govern aspects of the relationship between Valvoline and Ashland following the Separation.

Transfer of Assets and Assumption of Liabilities. The separation agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of the Separation so that Valvoline and Ashland retain the assets of, and the liabilities associated with, their respective businesses. However, certain liabilities that are not associated with Ashland’s and Valvoline’s respective businesses have been allocated regardless of which business they are associated with (if any). For example, Ashland has retained, or assumed from Valvoline, substantially all liabilities arising from or relating to the exposure of any person to asbestos from the manufacture, production, sale, distribution, conveyance or placement in the stream of commerce on or prior to the date of the Separation of any product or other item, as well as from repair, use, abatement or disposal on or prior to the date of the Separation of any building material or equipment containing asbestos, regardless of whether related to Ashland’s business or Valvoline’s business. In addition, Ashland has retained, or assumed from Valvoline, all environmental liabilities, known or unknown, arising from or relating to Ashland’s business or any other historical business of Ashland, other than Valvoline’s business, arising or relating to events, conduct or conditions occurring prior to, or after, the date of the Separation.

The separation agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Valvoline and Ashland.

Internal Transactions. The separation agreement provides for certain internal transactions related to the Separation that have occurred prior to the Separation.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Valvoline, on the one hand, and Ashland, on the other hand, have terminated effective as of the Separation, except specified agreements and arrangements that are intended to survive the Separation.

Shared Liabilities. The tax matters agreement, employee matters agreement and shared environmental liabilities agreement describe certain liabilities that will be shared between Valvoline and Ashland following the Separation. These agreements respectively specify the portion of the economic costs of such liabilities between Valvoline and Ashland and establish a process for managing, defending and resolving, as well as sharing the costs related to, such liabilities between Valvoline and Ashland.

Credit Support. Valvoline has agreed to use reasonable best efforts to arrange, prior to the Separation, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support currently provided by or through Ashland or any of its affiliates for the benefit of Valvoline’s business.

Representations and Warranties. In general, neither Valvoline nor Ashland have made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation agreement, all assets have been transferred on an “as is,” “where is” basis.

Further Assurances. Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfers contemplated by the separation agreement that have not been consummated prior to the Separation as promptly as practicable. In addition, Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Separation.

The Initial Public Offering. The separation agreement governs Valvoline’s and Ashland’s respective rights and obligations regarding Valvoline’s recently completed IPO. Ashland has the sole and absolute discretion to determine the terms of, and whether to proceed with, any subsequent spin-off or other disposition of Valvoline stock by Ashland.

Exchange of Information. Valvoline and Ashland have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, regulatory, litigation and other similar requests. Valvoline and Ashland also have agreed to use reasonable best efforts to retain such information in accordance with Ashland’s record retention policies as in effect on the date of the separation agreement. Each party also has agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligation for an agreed period of time.

Release of Claims. Valvoline and Ashland each have agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Separation have been the other’s shareholders, directors, officers, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Separation. These releases are subject to exceptions set forth in the separation agreement.

Indemnification. Valvoline and Ashland each have agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and Valvoline’s and Ashland’s respective businesses. The amount of either Valvoline’s or Ashland’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The separation agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a transition services agreement pursuant to which Ashland will, for a limited time following the IPO, provide Valvoline with various corporate support services, including certain accounting, human resources, information technology, office and building, risk, security, tax and treasury services. Ashland may also provide Valvoline with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services begin following the completion of the IPO and cover a period not expected to exceed 24 months.

Ashland has agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to the Valvoline business during the preceding year. Valvoline and Ashland have agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Ashland has agreed to use commercially reasonable efforts, at Valvoline’s expense, to obtain any third-party consents required for the performance of the services.

The services are being provided by Ashland without representation or warranty of any kind. Ashland will have no liability with respect to its furnishing of the services except to the extent occasioned by its bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the transition services agreement, subject to certain exceptions. Valvoline and Ashland will retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The transition services agreement specifies the costs to Valvoline for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Reverse Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a reverse transition services agreement pursuant to which it will, for a limited time following the IPO, provide Ashland with various corporate support services, including certain human resources, information technology, office and building, security and tax services, as well as certain regulatory compliance services required during the period in which Valvoline remains a majority-owned subsidiary of Ashland. Valvoline may also provide Ashland with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services begin following the completion of the IPO and cover a period not expected to exceed 24 months.

Valvoline has agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to Ashland’s specialty ingredients and performance materials businesses (collectively, the “Chemicals business”) during the preceding year. Valvoline and Ashland have agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Valvoline has agreed to use commercially reasonable efforts, at Ashland’s expense, to obtain any third-party consents required for the performance of the services.

The services are being provided by Valvoline without representation or warranty of any kind. Valvoline will have no liability with respect to its furnishing of the services except to the extent occasioned by Valvoline’s bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the reverse transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the reverse transition services agreement, subject to certain exceptions. Valvoline and Ashland will retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The reverse transition services agreement specifies the costs to Ashland for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Tax Matters Agreement

On September 22, 2016 Valvoline entered into a tax matters agreement with Ashland that governs the rights, responsibilities and obligations of Valvoline and Ashland with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests) (the “Tax Matters Agreement”).

Valvoline will be included in the U.S. federal consolidated group tax return, and possibly certain combined or similar group tax returns, with Ashland (the “Ashland Group Returns”) for the period starting approximately on the date of the closing of the IPO and through the date of the distribution by Ashland to its shareholders of Ashland’s remaining shares of Valvoline common stock. This period is referred to as the “Interim Period” and this distribution is referred to as the “spin-off.” Under the Tax Matters Agreement, Ashland will generally make all necessary tax payments to the relevant tax authorities with respect to the Ashland Group Returns, and Valvoline will make tax sharing payments to Ashland. The amount of Valvoline’s tax sharing payments will generally be determined as if Valvoline and each of its relevant subsidiaries included in the Ashland Group Returns filed its own consolidated, combined or separate tax returns for the Interim Period that include only Valvoline and/or its relevant subsidiaries, as the case may be.

For taxable periods that begin on or after the day after the date of the spin-off, Valvoline will no longer be included in any Ashland Group Returns and will file tax returns that include only Valvoline and/or its subsidiaries, as appropriate. Valvoline will not be required to make tax sharing payments to Ashland for those taxable periods. Nevertheless, Valvoline has (and will continue to have following the spin-off) joint and several liability with Ashland to the Internal Revenue Service for the consolidated U.S. federal income taxes of the Ashland consolidated group for the taxable periods in which Valvoline was part of the Ashland consolidated group.

The Tax Matters Agreement also generally provides that Valvoline will indemnify Ashland for the following taxes:

•	Taxes of Valvoline for all taxable periods that begin on or after the day after the date of the spin-off;

•	Taxes of Valvoline for the Interim Period that are not attributable to Ashland Group Returns;

•	Taxes for any tax period prior to the completion of the IPO (the “Pre-IPO Period”) that arise on audit or examination and are directly attributable to the Valvoline business;

•	Certain U.S. federal, state or local taxes for the Pre-IPO Period of Ashland and/or its subsidiaries for that period that arise on audit or examination and are directly attributable to neither the Valvoline business nor the Chemicals business; and

•	Transaction Taxes (as described below) that are allocated to Valvoline under the Tax Matters Agreement.

The Tax Matters Agreement also provides that Valvoline indemnify Ashland for any taxes (and reasonable expenses) resulting from the failure of the spin-off to qualify for non-recognition of gain and loss or certain reorganization transactions related to the Separation or the spin-off to qualify for their intended tax treatment (“Transaction Taxes”), where the taxes result from (1) breaches of covenants that Valvoline has agreed to in connection with these transactions (including covenants containing the restrictions described below that are designed to preserve the tax-free nature of the spin-off), (2) the application of certain provisions of U.S. federal income tax law to the spin-off with respect to acquisitions of Valvoline common stock or (3) any other actions that Valvoline knows or reasonably should expect would give rise to such taxes. The Tax Matters Agreement also requires Valvoline to indemnify Ashland for a portion of certain other Transaction Taxes allocated to Valvoline based on its market capitalization relative to the market capitalization of Ashland.

Valvoline will generally have either sole control, or joint control with Ashland, over any audit or examination related to taxes for which Valvoline is required to indemnify Ashland.

The Tax Matters Agreement imposes certain restrictions on Valvoline and its subsidiaries (including restrictions on share issuances or repurchases, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free nature of the spin-off. These restrictions will apply for the two-year period after the spin-off. However, Valvoline will be able to engage in an otherwise restricted action if Valvoline obtains an appropriate opinion from counsel or ruling from the IRS.

Employee Matters Agreement

On September 22, 2016, Valvoline entered into an employee matters agreement with Ashland that addresses employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities relating to Valvoline’s employees and the compensation and benefit plans and programs in which Valvoline’s employees participate prior to the spin-off, as well as other human resources, employment and employee benefit matters.

Employment-Related Liabilities. Valvoline generally has assumed responsibility for all employment-related liabilities of or relating to Valvoline’s current and former employees, former employees who were employed by a terminated, divested or discontinued Valvoline business, former U.S. employees of any other terminated, divested or discontinued business and former U.S. employees of a shared resource group.

Benefit and Welfare Plans. Following the completion of the IPO and prior to the spin-off, Valvoline will establish benefit plans for its employees that generally will recognize all service, compensation and other factors affecting benefit determinations to the same extent recognized under the corresponding Ashland benefit plan. Until such time, claims incurred by Valvoline’s employees will continue to be covered under Ashland’s benefit plans, and Valvoline will reimburse Ashland for such costs if they are not otherwise charged to Valvoline in the ordinary course.

Pension and Retirement Plans. Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Specifically, Valvoline has assumed all liabilities and assets relating to the Ashland Hercules Pension Plan, other than liabilities and assets relating to active employees who are covered by the Hopewell collective bargaining agreement. In addition, Valvoline has assumed responsibility for certain excess and supplemental pension plans and, prior to the spin-off, Valvoline will assume responsibility for the portions of the Ashland nonqualified deferred compensation plans that relate to its employees and non-employee directors. Also prior to the spin-off, Valvoline will establish one or more defined contributions plans that will accept a trust-to-trust transfer of its employees’ account balances from the Ashland 401(k) plan.

Labor Matters. Valvoline will assume and comply with any collective bargaining arrangements that cover its employees.

Registration Rights Agreement

On September 22, 2016, Valvoline entered into a registration rights agreement with Ashland pursuant to which Valvoline has granted Ashland registration rights with respect to shares of Valvoline common stock. Ashland may transfer these rights to any Ashland entity, or, in connection with an equity-for-debt exchange, to a third-party lender or any transferee that acquires at least 5% of the issued and outstanding shares of Valvoline common stock and executes an agreement to be bound by the registration rights agreement.

Demand Registration Rights. The registration rights agreement provides that Ashland and its transferees have the right to require Valvoline to use its commercially reasonable efforts to effect an unlimited number of registrations of Valvoline common stock; however, Valvoline is not obligated to effect any registration unless it covers shares of Valvoline common stock with an aggregate fair market value of at least $75 million.

The registration rights agreement requires Valvoline to pay the registration expenses in connection with each demand registration (other than any underwriting discounts and commissions and the fees, disbursements and expenses of the selling shareholder’s counsel and accountants). Valvoline is not required to honor any of these demand registrations if Valvoline has effected a registration within the preceding 60 days. In addition, if Valvoline’s general counsel determines, and its board of directors confirms, that in the good faith judgment of Valvoline’s general counsel, filing a registration statement would be significantly disadvantageous to Valvoline (because such registration would require disclosure of material information for which Valvoline has a bona fide business purpose to preserve as confidential and the disclosure of which would have a material adverse effect on Valvoline or Valvoline is unable to comply with securities law requirements for effectiveness of such registration), Valvoline is entitled to delay filing such registration statement until the earlier of seven business days after the disadvantageous condition no longer exists and 75 days after Valvoline made such determination.

Piggyback Registration Rights. In addition to Valvoline’s obligations with respect to demand registrations, if Valvoline proposes to register any of its securities, other than a registration (1) on Form S-8 or Form S-4, (2) relating to equity securities in connection with employee benefit plans, or (3) in connection with an acquisition of or an investment in another entity by Valvoline, Valvoline will give each shareholder party to the registration rights agreement the right to participate in such registration. Valvoline is required to pay the registration expenses in connection with each of these registrations (other than any underwriting discounts and commissions and the fees, disbursements and expenses of the selling shareholder’s counsel and accountants). If the managing underwriters in a piggyback registration advise Valvoline that the number of securities offered to the public needs to be reduced, Valvoline shall include securities in such registration in accordance with the following priorities (1) the securities Valvoline proposes to sell, (2) up to the number of shares requested to be included in such registration by Ashland, (3) up to the number of shares requested to be included in such registration, pro rata among the selling holders (other than Ashland) and (4) up to the number of any other securities requested to be included in such registration.

Holdback Agreements. If any registration of common stock is in connection with an underwritten public offering, each holder of unregistered common stock party to the registration rights agreement will agree not to effect any public sale or distribution of any common stock during the seven days prior to, and during the 90-day period beginning on, the effective date of such registration statement.

Assumption of Credit Facilities

As previously disclosed in Ashland LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 11, 2016, Valvoline Finco One LLC (“Finco One”), a former Delaware limited liability company and a former indirect finance subsidiary of Ashland and Valvoline, entered into a Credit Agreement (as amended or otherwise modified from time to time, the “Valvoline Credit Agreement”) dated as of July 11, 2016, among Finco One, as the Initial Borrower, The Bank of Nova Scotia, as Administrative Agent, Citibank, N.A., as Syndication Agent, and the Lenders party thereto. The Valvoline Credit Agreement provides for an aggregate principal amount of $1,325 million in senior secured credit facilities, comprised of (i) a five-year $875 million term loan A facility (the “Term Loan Facility”) and (ii) a five-year $450 million revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Valvoline Credit Facilities”).

The Valvoline Credit Facilities are guaranteed by Valvoline’s existing and future subsidiaries (other than certain immaterial subsidiaries, joint ventures, special purpose financing subsidiaries, regulated subsidiaries, foreign subsidiaries and certain other subsidiaries), and are secured by a first-priority security interest in substantially all the personal property assets, and certain real property assets, of Valvoline and the guarantors, including all or a portion of the equity interests of certain of Valvoline’s domestic subsidiaries and first-tier foreign subsidiaries and, in certain cases, a portion of the equity interests of other foreign subsidiaries.

At Valvoline’s option, loans issued under the Valvoline Credit Agreement bear interest at either LIBOR or an alternate base rate, in each case plus the applicable interest rate margin. Loans initially bear interest at LIBOR plus 2.375% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 1.375%, in the alternative, through and including the date of delivery of a quarterly compliance certificate and thereafter the interest rate will fluctuate between LIBOR plus 1.500% per annum and LIBOR plus 2.500% per annum (or between the alternate base rate plus 0.500% per annum and the alternate base rate plus 1.500% annum), based upon Valvoline’s corporate credit ratings or the Consolidated First Lien Net Leverage Ratio (as defined in the Valvoline Credit Agreement) (whichever yields a lower applicable interest rate margin) at such time. In addition, Valvoline is initially be required to pay fees of 0.375% per annum on the daily unused amount of the Revolving Facility through and including the date of delivery of a compliance certificate, and thereafter the fee rate will fluctuate between 0.200% and 0.500% per annum, based upon Valvoline’s corporate credit ratings or the Consolidated First Lien Net Leverage Ratio (whichever yields a lower applicable rate).

The Valvoline Credit Facilities may be prepaid at any time without premium. The Valvoline Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, restricted payments, asset sales, mergers, affiliate transactions and other customary limitations, as well as financial covenants (including maintenance of a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio). The Valvoline Credit Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, nonperformance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, impairment of loan documentation or security and change of control.

The foregoing summary of the Valvoline Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Valvoline Credit Agreement, a copy of which was previously filed as Exhibit 10.9 to the Registration Statement and is incorporated herein by reference.

On September 26, 2016, Finco One merged with and into Valvoline, and, pursuant to the terms of the Valvoline Credit Agreement, Valvoline became party to the Valvoline Credit Agreement as the Borrower thereunder. On the same day, Valvoline borrowed approximately $875 million of term loans under its Term Loan Facility and contributed the net proceeds to Ashland LLC.

On September 27, 2016, Valvoline borrowed $137 million of revolving credit loans under its Revolving Facility and contributed the proceeds to a subsidiary of Ashland.

On September 28, 2016, Valvoline, using the net proceeds from its IPO, repaid $500 million of outstanding term loans under its Term Loan Facility and approximately $137 million of outstanding revolving credit loans under its Revolving Facility.

Assumption of Senior Unsecured Notes

As previously disclosed in Ashland LLC’s Current Report on Form 8-K filed with the SEC on July 20, 2016, Valvoline Finco Two LLC (“Finco Two”), a former Delaware limited liability company and a former indirect finance subsidiary of Ashland and Valvoline, issued, on July 20, 2016, 5.500% senior unsecured notes due 2024 (the “2024 Notes”), with an aggregate principal amount of $375 million. The 2024 Notes are issued under the Indenture, dated as of July 20, 2016, among Finco Two, Ashland and U.S. Bank National Association, as trustee (the “Trustee”), supplemented by the First Supplemental Indenture, dated as of September 26, 2016, among Valvoline, the guarantors thereto and the Trustee. The 2024 Notes were initially unsecured obligations of Finco Two and were initially guaranteed on an unsubordinated unsecured basis by Ashland (the “Ashland Guarantee”).

On September 26, 2016, Finco Two merged with and into Valvoline and Valvoline assumed all of Finco Two’s obligations under the 2024 Notes (the “Assumption”). the Ashland Guarantee was automatically released upon the Assumption. Certain of Valvoline’s subsidiaries (the “Subsidiary Guarantors”) guarantee the 2024 Notes on an unsubordinated unsecured basis pursuant to the First Supplemental Indenture. The guarantees may be released without the consent of holders of the 2024 Notes in certain circumstances.

In satisfaction of a condition to the Assumption, Valvoline, the Subsidiary Guarantors and the initial purchasers of the 2024 Notes also entered into a registration rights agreements (the “Notes Registration Rights Agreement”), dated September 26, 2016. Pursuant to the Notes Registration Rights Agreement, Valvoline and Subsidiary Guarantors agreed, among other things, and subject to certain restrictions and conditions, to file a registration statement under the Securities Act of 1933, as amended, to permit either the exchange of the 2024 Notes for registered notes having terms substantially identical to those of the 2024 Notes (except that the registered notes will not be subject to restrictions on ownership and transfer) or, in the alternative, the registered resale of the 2024 Notes by holders of the 2024 Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement” under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

Effective as of 8:00 a.m. on September 28, 2016, the size of the board of directors (the “Board”) of Valvoline increased to eight members. Also effective as of 8:00 a.m. on September 28, 2016, Peter J. Ganz and J. Kevin Willis resigned from the Board and Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Charles M. Sonsteby and Mary J. Twinem were appointed as members of the Board to fill the vacancies created by the resignation of Mr. Ganz and Mr. Willis and the increase in the size of the Board. Vada O. Manager was appointed as a member of the Board effective 8:00 a.m. on September 21, 2016. The biographical information for Mr. Manager, Mr. Freeland, Mr. Kirk, Mr. Macadam, Mr. Sonsteby and Ms. Twinem is contained in the Registration Statement under the heading “Management—Board of Directors” and is incorporated by reference herein.

Audit Committee

Mr. Manager was appointed to the Audit Committee on September 21, 2016 and, as of the effective time of his of her respective appointment to the Board, each of Mr. Sonsteby and Ms. Twinem was appointed to the Audit Committee, with Mr. Sonsteby appointed to serve as the Chair of such committee.

Compensation Committee

As of the effective time of his or her respective appointment to the Board, each of Mr. Kirk, Mr. Freeland, Mr. Macadam, Mr. Manager, Mr. Sonsteby and Ms. Twinem was appointed to the Compensation Committee, with Mr. Kirk appointed to serve as the Chair of such committee.

Governance and Nominating Committee

As of the effective time of his or her respective appointments to the Board, each of Mr. Manager, Mr. Freeland, Mr. Kirk, Mr. Macadam, Mr. Sonsteby and Ms. Twinem was appointed to the Governance and Nominating Committee, with Mr. Manager appointed to serve as the Chair of such committee.

Benefits Plans

On September 22, 2016, the Personnel & Compensation Committee of Ashland approved the Valvoline Deferred Compensation Plan for Employees (the “Plan”), effective October 1, 2016. On September 27, 2016, the board of directors of Valvoline approved the Plan and Ashland, as sole shareholder of Valvoline, adopted the Plan.

Item 8.01. Other Events.

On September 28, 2016, Valvoline and Ashland announced the closing of the IPO at a price to the public of $22.00 per share, including the underwriters’ full exercise of their option to purchase 4,500,000 shares to cover over-allotments. Ashland continues to hold 170,000,000 shares of Valvoline common stock, which, following the completion of the IPO, represents approximately 83% of the economic interest in and voting power of Valvoline’s common stock. Valvoline’s common stock began trading September 23, 2016, on the New York Stock Exchange under the symbol “VVV.”

A registration statement on Form S-1 relating to these securities has been filed with, and declared effective by, the SEC. The IPO was made only by means of a prospectus forming part of the effective registration statement.

A copy of the news release announcing the closing of the IPO is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated September 28, 2016.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to the closing of the initial public offering of 34,500,000 shares of common stock of Valvoline (the “IPO”). In addition, Ashland and Valvoline may from time to time make forward-looking statements in their annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s and Valvoline’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s and Valvoline’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals business and Valvoline, the IPO of Valvoline, the expected timetable for completing the separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to Ashland’s business in connection with the IPO, Ashland’s reorganization under a new holding company or separation; the potential that Ashland and Valvoline do not realize all of the expected benefits of the IPO, new holding company reorganization or separation or obtain the expected credit ratings following the IPO, new holding company reorganization or separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Valvoline’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: its substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Valvoline’s future cash flows, results of operations, financial condition and its ability to repay debt) and other liabilities; the strength of its reputation and brand; demand for its products and services; sales growth in emerging markets; the prices and margins of its products and services; its ability to develop and successfully market new products and implement its digital platforms; its ability to retain its largest customers; potential product liability claims; achievement of the expected benefits of the IPO or separation; operating as a standalone public company; its ongoing relationship with Ashland; failure, caused by Valvoline, of the Second Step Spin-off to qualify for tax-free treatment, which may result in significant tax liabilities to Ashland for which Valvoline may be required to indemnify Ashland; and the impact of acquisitions and/or divestitures Valvoline has made or may make (including the possibility that it may not realize the anticipated benefits from such transactions). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland and Valvoline that are described in Ashland’s most recent Form 10-K and its Form 10-Q for the quarterly period ended March 31, 2016 (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov and in Valvoline’s Registration Statement on Form S-1, as amended from time to time, under the caption “Risk Factors,” filed with the SEC and available on the SEC’s website at http://www.sec.gov. Ashland and Valvoline believe their expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland and Valvoline undertake no obligation to update any forward-looking statements made in this Form 8-K whether as a result of new information, future event or otherwise. Information on Ashland’s or Valvoline’s website is not incorporated into or a part of this Form 8-K.

Non-Solicitation

This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.
(Registrant)

September 28, 2016	/s/ Julie M. O’Daniel
Julie M. O’Daniel
General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	News Release dated September 28, 2016.